UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33050 (Commission File Number)	30-0314655 (IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut (Address of Principal Executive Offices)	06103 (Zip Code)

(860) 275-6200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2008, CBRE Realty Finance, Inc. (the “Company”) entered into a Termination (the “Termination Agreement”) of Amended and Restated Management Agreement with CBRE Realty Finance Management, LLC, a Delaware limited liability company (the “Manager”), CB Richard Ellis, Inc., a Delaware corporation (“CBRE”) and CBRE Melody & Company, a Texas corporation (“Melody”). In addition to terminating the Amended and Restated Management Agreement, dated April 29, 2008, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2008 (the “Amended Management Agreement”), and acknowledging certain survival provisions in the Amended Management Agreement, the parties to the Termination Agreement acknowledged and/or agreed, among other things, that (i) the termination of the Amended Management Agreement will be effective as of December 31, 2008, (ii) there will be no termination fee in connection with the Termination Agreement, (iii) the Manager will make payment to the Company for certain accrued bonuses, (iv) the Company will make a payment to the Manager of (x) the final installment of the base management fee earned or accrued by the Manager as of December 31, 2008, (y) the reimbursement of CBRE’s operating expenses, and (z) the reimbursement of certain 2008 personnel bonuses, each on or before February 15, 2009, and (v) the Company will hire all employees of the Manager effective January 1, 2009. A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 17, 2008, the Company entered into an Assignment and Assumption Agreement with the Manager (the “2006 Assignment Agreement”) in connection with the Company’s $600.0 million collateralized debt obligation (“CDO”) which it closed on March 26, 2006. Pursuant to the 2006 Assignment Agreement, the Manager agreed to assign and delegate to the Company all of its rights and obligations under the Collateral Management Agreement, dated March 28, 2006, by and between CBRE Realty Finance CDO 2006-1, Ltd., an exempted company incorporated under the laws of the Cayman Islands and an indirect subsidiary of the Company and the Manager. A copy of the 2006 Assignment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On December 17, 2008, the Company entered into an Assignment and Assumption Agreement with the Manager (the “2007 Assignment Agreement”) in connection with the Company’s $1.0 billion CDO which it closed on April 2, 2007. Pursuant to the 2007 Assignment Agreement, the Manager agreed to assign and delegate to the Company all of its rights and obligations under the Collateral Management Agreement, dated April 2, 2007, by and between CBRE Realty Finance CDO 2007-1, Ltd., an exempted company incorporated under the laws of the Cayman Islands and an indirect subsidiary of the Company and the Manager. A copy of the 2007 Assignment Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As disclosed under Item 1.01 above, on December 15, 2008, the Company, the Manager, CBRE and Melody entered into the Termination Agreement to terminate the Amended Management Agreement effective as of December 31, 2008. A copy of the Termination Agreement is filed with this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2008, in connection with the Company’s planned internalization of the Manager (the “Internalization”), the Company and Kenneth J. Witkin, its President and Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”), effective on January 1, 2009. Pursuant to the

Letter Agreement, Mr. Witkin will be entitled to receive a base salary of $600,000 per annum and an annual initial target bonus of $600,000. The Company also agrees to pay a separate performance-based bonus of $133,000 for 2008 no later than February 9, 2009. In addition, on January 1, 2009, the Company will award to Mr. Witkin 120,000 restricted shares of the Company’s common stock (“Common Stock”), which vest in three equal annual installments beginning on January 1, 2010, and options to purchase 43,000 shares of its common stock (“Options”), which become exercisable in three equal annual installments beginning on January 1, 2010.

The Letter Agreement also provides that in the event Mr. Witkin’s employment is terminated by the Company without cause, or he resigns for good reason or in connection with a change of control of the Company, Mr. Witkin will be entitled to (i) any earned but unpaid base salary through the date of termination, (ii) certain employee benefits, (iii) a lump sum payment in the amount of one year’s salary plus $600,000, and (iv) accelerated vesting of one-third of his Common Stock or Options not otherwise fully vested at the time of his termination. In the event Mr. Witkin’s employment is terminated due to his death or disability, he will be entitled to receive (i) any earned but unpaid base salary through the date of termination, (ii) certain employee benefits, (iii) a pro-rated bonus for the year in which his termination occurred and (iv) immediate vesting of all of his Common Stock and Options. In the event Mr. Witkin is terminated for other reasons, he will be entitled to receive (i) any earned but unpaid base salary through the date of termination and (ii) certain employee benefits. He will not receive any severance payment or accelerated vesting of his Common Stock or Options if his employment is terminated for cause or if he resigns voluntarily or if the Company goes private and Mr. Witkin is offered a position in the private entity similar to the position of President and Chief Executive Officer.

A copy of the Letter Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2008, the Company amended its charter to effect a change to its corporate legal name to “Realty Finance Corporation” by filing a Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”), which will become effective as of January 1, 2009 (“Amended Charter”). Under Maryland law, no stockholder approval of the filing of Amended Charter was required. A copy of the Amended Charter is filed as Exhibit 3.1 to this report.

On December 16, 2008, the Board of Directors of the Company (the “Board”) approved Second Amended and Restated Bylaws of the Company (the “Second Amended Bylaws”) to effect a change to the Company’s corporate legal name, effective as of January 1, 2009. A copy of the Second Amended Bylaws is filed as Exhibit 3.2 to this report.

Item 8.01. Other Events.

On December 16, 2008, in connection with the Internalization and the change of the Company’s corporate legal name, the Board has approved, effective on January 1, 2009, (i) the Amended and Restated Audit Committee Charter, (ii) the Amended and Restated Compensation Committee Charter, (iii) the Amended and Restated Nominating and Corporate Governance Committee Charter, (iv) the Amended and Restated Corporate Governance Guidelines of the Company, (v) the Amended and Restated Code of Business Conduct and Ethics and (vi) the Amended and Restated Director Independence Standards, all of which will be posted on the Company’s website on or before January 1, 2009. In addition, the Board approved, effective on January 1, 2009, the amendment and restatement of certain of the Company’s policies, including the Company’s insider trading policies, and the Company’s 2005 Equity Incentive Plan, in connection with the Internalization and the change of its corporate legal name. A copy of the Amended and Restated 2005 Equity Incentive Plan is filed as Exhibit 10.5 to this report.

On December 17, 2008, the Company issued a press release announcing that the Board suspended the quarterly cash dividend on the Company’s outstanding common stock in order to maintain the Company’s financial flexibility. The Board considered a number of factors, including, among others, operating results and trends, REIT qualification requirements, available tax losses, capital requirements, liquidity, retention of capital and general economic conditions. The Board will continually reevaluate these factors when determining future dividends. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment.

3.2	Second Amended and Restated Bylaws of Realty Finance Corporation.

10.1	Termination of Amended and Restated Management Agreement, dated as of December 15, 2008, by and among CBRE Realty Finance, Inc., CBRE Realty Finance Management, LLC, CB Richard Ellis, Inc. and CBRE Melody & Company.

10.2	Assignment and Assumption Agreement, dated as of December 17, 2008, by and between CBRE Realty Finance CDO 2006-1, Ltd. and CBRE Realty Finance Management, LLC.

10.3	Assignment and Assumption Agreement, dated as of December 17, 2008, by and between CBRE Realty Finance CDO 2007-1, Ltd. and CBRE Realty Finance Management, LLC.

10.4	Letter Agreement, dated as of December 16, 2008, by and between CBRE Realty Finance, Inc. and Kenneth J. Witkin.

10.5	Amended and Restated 2005 Equity Incentive Plan.

99.1	Press Release, dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Daniel Farr
Name: Daniel Farr
Title: Chief Financial Officer